[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.15

Supplement to Anemia License and Collaboration Agreement

This Supplement (this “Supplement”) to the Anemia License and Collaboration Agreement dated as of April 28, 2006, as amended, by and between Astellas Pharma Inc. and FibroGen, Inc. (the “Agreement”) is dated as of November 12, 2009, and shall be effective as of April 28, 2006. Astellas and FibroGen are each referred to herein by name or, individually, as a “Party” or, collectively, as the “Parties.” All capitalized terms not otherwise defined in this Supplement have the same meanings as set forth in the Agreement.

Whereas, the Development Costs section of the Agreement provides that reasonable FTE costs shall be included in the costs shared under the Agreement, and the Parties have been in discussions to clarify the cost structure governing development activities for which costs are shared under the Agreement;

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree, for the purposes of clarification, as follows:

(1)	The Parties agree that the rate for reasonable FTE costs for which each Party will charge the other for eligible activities performed by employees of such Party and its Affiliates and for which costs are shared under the Agreement shall be calculated on an hourly basis for the hours actually worked (the “Hourly Rate”). The Hourly Rate shall be, for the period commencing on the Effective Date of the Agreement and ending December 31, 2007, $[ * ] per hour; for the period from January 1, 2008 to December 31,2008, the FTE Rate shall be $[ * ] per hour; for the period from January 1, 2009 to December 31, 2009, the FTE Rate shall be $[ * ] per hour; and thereafter, the FTE Rate shall be adjusted annually as of January 1, beginning on January 1, 2010, in accordance with the average annual percentage [ * ] for the preceding year, calculated from the [ * ] of [ * ] and [ * ] for the [ * ] for such annual period, except as otherwise mutually agreed by the Parties. For the purposes of clarity, the [ * ] shall be [ * ], and the [ * ] for the [ * ] shall be [ * ]; and the current [ * ] for these [ * ] are located on Exhibit A hereto, as may be amended from time to time. The intent of the Hourly Rate is to represent a fully loaded rate that includes, but is not limited to, the following general expense categories: salaries and wages (including bonuses, moving expenses, and payroll taxes), benefits provided (including health benefits, defined contribution, defined benefit plans, vacations, etc.), direct employee costs (including recruitment costs, internal and external training costs, computer charges, automobile leases, subscriptions and reference materials, telephone, fax, cellular phone, and copy machines and related costs), and allocation of other overhead costs (including rent, insurance, and utilities).

Confidential

(2)	Except as otherwise provided herein, the Agreement has not been modified or amended and remains in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Supplement to Anemia License and Collaboration Agreement as of the date first set forth above.

FIBROGEN, INC.

By:	/s/ William Hodder
William Hodder
Vice President, Business Development

ASTELLAS PHARMA INC.

By:	/s/ C. Yokota
Chihiro Yokota, R.Ph.
Vice President, Licensing & Alliances

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

[ * ]

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Confidential